UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
MarketWise, Inc. (the “Company” or “MarketWise”) has appointed Erik Mickels as Chief Financial Officer of the Company, effective August 15, 2023 (the “Effective Date”).
Since 2016, Mr. Mickels, age 47, has served as Group Chief Financial Officer and Senior Vice President of Trilogy International Partners, Inc. (“Trilogy”), a wireless telecommunications company and member of the TSX Venture Exchange. Mr. Mickels previously served as Vice President of Finance and Chief Accounting Officer of Trilogy from 2015 to 2016, and as Vice President and Corporate Controller of Trilogy from 2014 to 2015. Prior to joining Trilogy, from 2000 to 2014, Mr. Mickels served in senior positions at KPMG LLP. Mr. Mickels earned a Bachelor’s degree in accounting from Hillsdale College, is a graduate of the Advanced Management Program at Harvard Business School, and is a Certified Public Accountant.
In connection with Mr. Mickels’ appointment as Chief Financial Officer, on July 6, 2023, the Company and Mr. Mickels entered into a letter agreement (the “Letter Agreement”). Under the Letter Agreement, Mr. Mickels’ annual base salary will be $500,000. Mr. Mickels will be eligible for an initial equity grant of 500,000 restricted stock units, 50% of which will vest upon Mr. Mickel’s relocation to the Baltimore, Maryland area where the Company is headquartered, provided that such relocation occurs prior to December 31, 2023, with the remaining restricted stock units vesting in equal installments on March 15, 2025, and March 15, 2026, subject to Mr. Mickel’s continued employment through the applicable vesting dates. If, within four years of the Effective Date, the price of the Company’s Class A common stock reaches a minimum of $6 per share and such minimum price is maintained for twenty consecutive trading days, Mr. Mickels will be entitled to receive, on the March 15 following the year in which the milestone is achieved, an additional grant of 100,000 restricted stock units, which will vest in four equal installments over a four-year period. For the 2023 performance year, Mr. Mickels will receive an annual cash incentive bonus of no less than $500,000. For the 2024 performance year, Mr. Mickels will receive (i) if the Company’s net income for the period is greater than $90 million, a cash incentive bonus of no less than $600,000; or (ii) if the Company’s net income for the period is less than $90 million, a cash incentive bonus of no less than $500,000. Following the 2024 performance year, Mr. Mickels will be eligible to receive a discretionary annual cash bonus. Mr. Mickels will also be eligible to receive an annual award of restricted stock units with a target economic value of $750,000 dollars, subject to the collective discretion of our Chief Executive Officer and Board of Directors and the vesting requirements set forth in the applicable award agreement. In addition, the Letter Agreement provides for a relocation bonus of $300,000 in connection with Mr. Mickels’ relocation to the Baltimore, Maryland area, which bonus is earned over the twelve-month period following the payment date. The relocation bonus may be subject to repayment on a pro rata basis in the event Mr. Mickels’ employment terminates with the Company for any reason during such twelve-month period.
In connection with his appointment as Chief Financial Officer, Mr. Mickels will be eligible to participate in the Company’s Executive Severance Plan, which was adopted on December 16, 2022 (the “Severance Plan”), pursuant to which, in the event of the termination of Mr. Mickels’ employment by the Company without Cause or Mr. Mickels’ resignation for Good Reason (each as defined in the Severance Plan), Mr. Mickels will be entitled to receive (i) a lump-sum cash payment equal to 1.25 times his base salary (1.5 times his base salary if such termination occurs during the Change in Control Protection Period (as defined in the Severance Plan)), (ii) a pro-rated portion of his Target Cash Bonus (as defined in the Severance Plan) for the year of termination (1.5 times his Target Cash Bonus if such termination occurs during the Change in Control Protection Period), (iii) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (iv) continued vesting of outstanding time-based equity awards (or acceleration of vesting of outstanding time-based equity awards if such termination occurs during the Change in Control Protection Period), in each case, subject to Mr. Mickels’ execution and non-revocation of a release of claims and Mr. Mickels’ continued compliance with applicable restrictive covenants, including 18 month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. The Severance Plan also provides that, in the event of the termination of Mr. Mickels’ employment due to death or Disability (as defined in the Severance Plan), Mr. Mickels will be entitled to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards. The foregoing descriptions of the Letter

Agreement are qualified in their entirety by the full text of the Letter Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Mr. Mickels does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Mickels and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Mickels and any other person pursuant to which Mr. Mickels was selected as an officer of the Company.
Effective August 15, 2023, pursuant to the terms of the Consulting Services Agreement, dated as of March 3, 2023, between MarketWise, LLC and Business Talent Group, LLC, Stephen M. Park, who has acted as the Company’s Interim Chief Financial Officer since March 7, 2023, will no longer serve as the Company’s Interim Chief Financial Officer.
Item 7.01. Regulation FD Disclosure.
On July 6, 2023, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*	Letter Agreement, dated as of July 6, 2023, by and between MarketWise, Inc. and Erik Mickels
99.1	MarketWise, Inc. press release, dated July 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: July 6, 2023	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary